UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2008

MABCURE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-141131
(Commission File Number)

20-4907822
(IRS Employer Identification No.)

3702 South Virginia Street, #G12-401, Reno, Nevada, USA 89502-6030
(Address of principal executive offices and Zip Code)

(775) 338-2598
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Cautionary Statement concerning Forward-Looking Information

This report contains forward-looking statements (as such term is defined in section 27A of the United States Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" commencing on page 3 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to MabCure Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 10, 2008, we entered into an asset purchase agreement with Indigoleaf Associates Ltd. (Indigoleaf) and Dr. Amnon Gonenne, pursuant to which we agreed to purchase all of Indigoleaf's interest and rights to a proprietary technology for the rapid and efficient generation of monoclonal antibodies against desired antigens such as cancer markers. The proprietary technology includes, but is not limited to, the know-how, secrets, inventions, practices, methods, knowledge and data owned by Indigoleaf. We purchased this proprietary technology pursuant to an intellectual property transfer agreement and consummated the other transactions contemplated by the asset purchase agreement on July 7, 2008. In consideration for the purchase of the proprietary technology, we agreed to issue 25,638,400 restricted shares of our common stock to Indigoleaf and in consideration for the services he is to provide us, we agreed to issue 6,409,600 restricted shares of our common stock to Dr. Gonenne.

Furthermore, as conditions precedent to the closing of the transactions contemplated under the asset purchase agreement, the following had to occur:

  we had to complete the financing of $1,300,000, consisting of 1,300,000 units, at the price of $1.00 per unit, with each unit consisting of one common share and two share purchase warrants, each warrant having an exercise price of $1.25, with one warrant to expire one year from the closing of the asset purchase transaction and one warrant to expire two years from the closing of the asset purchase transaction;

  our directors needed to pass a resolution appointing Dr. Elisha Orr as our Chief Technology Officer, to be effective on closing of the transaction, under an employment agreement which includes, among other things, an annual base salary of $140,000;

  our directors needed to pass a resolution appointing Dr. Gonenne as our chief executive officer, to be effective on closing of the transaction, under an employment agreement which includes, among other things, an annual base salary of 120% of the salary paid to Dr. Orr; and

  one nominee of each of Indigoleaf and Dr. Gonenne needed to be appointed to our board of directors, with such directors constituting a majority of the board.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 7, 2008, we completed the transactions contemplated under the asset purchase agreement. We acquired all intellectual property assets described in the asset purchase agreement, including all developed or otherwise derived antibodies, all relevant know-how to create such antibodies, any hybridomas and any other derivations, a record describing approximately 5,000 hybridoma libraries, and all laboratory records, test data, results and clinical outcomes relating to the intellectual property. In consideration for the intellectual property, we issued 25,638,400 restricted shares of our common stock to Indigoleaf Associates Ltd. and in consideration for the services he is to provide us, we issued 6,409,600 restricted shares of our common stock to Dr. Amnon Gonenne. Indigoleaf Associates Ltd. and Dr. Gonenne are non-U.S. persons (as that term is defined in Regulation S of the Securities Act) and the shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act.

Pursuant to the asset purchase agreement, we closed a private placement consisting of 1,300,000 units of our securities at a price of $1.00 per unit for aggregate proceeds of $1,300,000 on June 27, 2008. Each unit consists of: (i) one common share; (ii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of twelve months commencing from the closing of the asset purchase agreement, at an exercise price of $1.25 per common share; and (iii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of twenty-four months commencing from the closing of the asset purchase agreement, at an exercise price of $1.25 per common share. We issued the units to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. The funds raised from the financing will be used for working capital, product development and the licensing of antibodies to cancer markers.

One third (1/3) of the shares and all of the warrants issued in the $1,300,000 private placement financing are being held in escrow pending completion of additional financing, pursuant to escrow agreements the terms of which are set out in the asset purchase agreement. Specifically, pursuant to the asset purchase agreement, we undertook to use reasonable efforts to raise an additional amount of $950,000, either through the exercise of warrants issued in connection with the financing or through an alternative financing arrangement, within eight months from the date on which we move into our research facility. Investors are required to exercise warrants, on a pro rata basis, in the aggregate amount of at least $950,000 within 30 days after notice is received from our company regarding our achievement of a milestone related to the development of our MAb technology (but no earlier than 90 days following the closing of the asset purchase transaction referenced above), details of which are set out in section 17(b) of the asset purchase agreement. However, if an investor defaults on its commitment to exercise the warrants upon our achievement of one of the milestones, all of its warrants held in escrow shall immediately expire and its shares held in escrow will be transferred to our company. If we achieve the milestone referenced above, but do not raise the additional $950,000, we will issue an aggregate of 5,000,000 shares of our common stock to Dr. Gonenne and Indigoleaf for no consideration, or if we raise less than $950,000, we will issue a lesser amount on a pro rata basis. Further, we will be able to pursue any additional remedies available to us for breach of the commitment to provide the financing. The funds, if any, raised from the additional financing are to be used for the development of our proprietary technology.

Furthermore, pursuant to the asset purchase agreement, our directors passed resolutions appointing Dr. Amnon Gonenne as President and Chief Executive Officer and Dr. Elisha Orr as Chief Technology Officer of our company. Employment agreements were entered into with both Dr. Gonenne and Dr. Orr. Dr. Gonenne also delivered to us a "medallion guaranteed" stock power of attorney with respect to certain shares issued to him that are held in escrow. Additionally, certain of the shares issued to Indigoleaf are also held in escrow. The terms of the escrow agreements are set out in the asset purchase agreement.

Our directors also appointed Amnon Gonenne, Steven Katz and Itshak Zivan to our board of directors.

RISK FACTORS

In addition to other information in this report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to our Business

Our future product development efforts may not yield marketable products due to results of studies or trials, failure to achieve regulatory approvals or market acceptance, proprietary rights of others or manufacturing issues.

Development of a product candidate requires substantial technical, financial and human resources. Our potential product candidates may appear to be promising at various stages of development yet fail to reach the market for a number of reasons, including:

  the lack of adequate quality or sufficient prevention benefit, or unacceptable safety during preclinical studies or clinical trials;

  their failure to receive necessary regulatory approvals;

  the existence of proprietary rights of third parties; or

  the inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards.

We face competition from several companies with greater financial, personnel and research and development resources than ours.

Our competitors are developing product candidates which could compete with those we may develop in the future. Our commercial opportunities will be reduced or eliminated if our competitors develop and market products for any of the diseases that we target that:

  are more effective;

  have fewer or less severe adverse side effects;

  are more adaptable to various modes of dosing;

  are easier to store or transport;

  are easier to administer; or

  are less expensive than the product candidates we develop.

Even if we are successful in developing effective products and obtaining FDA and other regulatory approvals necessary for commercializing them, our products may not compete effectively with other successful product candidates. Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Our competitors may succeed in developing and marketing products that are either more effective than those that we may develop, alone or with our collaborators, making our products obsolete, or that are marketed before any product candidates we develop are marketed.

Our competitors include fully integrated pharmaceutical companies and biotechnology companies that currently have drug and target discovery efforts, as well as universities and public and private research institutions. Many of the organizations competing with us may have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater marketing capabilities than we do.

Our use of hazardous materials and chemicals require us to comply with regulatory requirements and exposes us to potential liabilities.

Our research and development may involve the controlled use of hazardous materials and chemicals. We are subject to federal, state, local and foreign laws governing the use, manufacture, storage, handling and disposal of such materials. We cannot eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for significant damages or fines. These damages could exceed our resources and any applicable insurance coverage. In addition, we may be required to incur significant costs to comply with regulatory requirements in the future.

Delays in successfully completing any clinical trials we may conduct could jeopardize our ability to obtain regulatory approval or market our potential product candidates on a timely basis.

Our business prospects may depend on our ability to complete patient enrolment in clinical trials, to obtain satisfactory results, to obtain required regulatory approvals and to successfully commercialize our products. Product development to show adequate evidence of effectiveness in animal models and safety and immune response in humans is a long, expensive and uncertain process, and delay or failure can occur at any stage of our non-clinical studies or clinical trials. Any delay or significant adverse clinical events arising during any of our clinical trials could force us to abandon a product candidate altogether or to conduct additional clinical trials in order to obtain approval from the FDA or other regulatory body. These development efforts and clinical trials are lengthy and expensive, and the outcome is uncertain. Completion of any clinical trials we may commence, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

  slower-than-anticipated access to frozen sera (blood) samples of cancer patients and/or enrollment of volunteers in the trials;

  lower-than-anticipated recruitment of medical centers to participate in the clinical trials;

  serious adverse events related to the products;

  unsatisfactory results of any clinical trial;

  the failure of our principal third-party investigators to perform our clinical trials on our anticipated schedules; or

  different interpretations of our preclinical and clinical data, which could initially lead to inconclusive results.

Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned. If the delays are significant, or if any of our product candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our products will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval.

Biopharmaceutical product development is a long, expensive and uncertain process and the approval requirements for many products are still evolving. If we are unable to successfully develop and test product candidates in accordance with such requirements, our business will suffer.

In the United States, some of our product candidates will likely be regulated by the FDA as medical devices and others as biological drug products. We cannot predict whether we will obtain regulatory approval for any medical devices or biological drug product candidates pursuant to these provisions. We may fail to obtain approval from the FDA or foreign regulatory authorities, or experience delays in obtaining such approvals, due to varying interpretations of data or failure to satisfy current safety, efficacy and quality control requirements. Further, our business is subject to substantial risk because the FDA's current policies may change suddenly and unpredictably and in ways that could impair our ability to obtain regulatory approval of our products. We cannot guarantee that the FDA will approve our products on a timely basis or at all.

We may become subject to product liability claims, which could result in damages that exceed our insurance coverage.

We face an inherent risk of exposure to product liability suits in connection with products tested in human clinical trials or sold commercially. We may become subject to a product liability suit if any product we develop causes injury, or if individuals subsequently become infected or otherwise suffer adverse effects from our products. If a product liability claim is brought against us, the cost of defending the claim could be significant and any adverse determination could result in liabilities in excess of our insurance coverage. We cannot be certain that additional insurance coverage, if required, could be obtained on acceptable terms, if at all.

We may be subject to claims that our employees or we have wrongfully used or disclosed alleged trade secrets of their former employers.

As is commonplace in the biotechnology industry, we may employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Before we can seek regulatory approval of any product candidates, we may need to successfully complete clinical trials, outcomes of which are uncertain.

Conducting clinical trials is a lengthy, time-consuming, and expensive process, and the results of these trials are inherently uncertain. The time required to complete necessary clinical trials is often difficult, if not impossible, to predict. Our commencement and rate of completion of clinical trials may be delayed by many factors, including:

  ineffectiveness of our product candidate or perceptions by physicians that the product candidate is not safe or effective for a particular indication;

  inability to manufacture sufficient quantities of the product candidate for use in clinical trials;

  delay or failure in obtaining approval of our clinical trial protocols from the FDA or institutional review boards;

  slower than expected rate of obtaining previously stored frozen blood samples from cancer patients and/or patient recruitment and enrollment;

  inability to adequately follow and monitor patients after treatment;

  difficulty in managing multiple clinical sites;

  unforeseen safety issues;

  government or regulatory delays; and

  clinical trial costs that are greater than we currently anticipate.

Even if we achieve positive interim results in clinical trials, these results do not necessarily predict final results, and positive results in early trials may not be indicative of success in later trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. Negative or inconclusive results or adverse medical events during a clinical trial could cause us to repeat or terminate a clinical trial or require us to conduct additional trials. We do not know whether our existing or any future clinical trials will demonstrate safety and efficacy sufficiently to result in marketable products. Our clinical trials may be suspended at any time for a variety of reasons, including if the FDA or we believe the patients participating in our trials are exposed to unacceptable health risks or if the FDA finds deficiencies in the conduct of these trials.

Failures or perceived failures in our clinical trials will directly delay our product development and regulatory approval process, damage our business prospects, make it difficult for us to establish collaboration and partnership relationships, and negatively affect our reputation and competitive position in the pharmaceutical community.

The commercialization of our product candidates may not be profitable.

In order for the commercialization of our product candidates to be profitable, our products must be cost-effective and economical to manufacture on a commercial scale. Furthermore, if our products do not achieve market acceptance, we may not be profitable. Subject to regulatory approval, we expect to incur significant sales, marketing, and manufacturing expenses in connection with the commercialization of our product candidates. Even if we receive additional financing, we may not be able to complete planned clinical trials and the development, manufacturing, and marketing of any or all of our product candidates. Our future profitability will depend on many factors, including, but not limited to:

  the cost and timing of developing a commercial scale manufacturing facility or the costs of outsourcing our manufacturing;

  the costs of filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights;

  the costs of establishing sales, marketing, and distribution capabilities;

  the effect of competing technological and market developments; and

  the terms and timing of any collaborative, licensing, and other arrangements that we may establish.

Even if we receive regulatory approval for our product candidates, including regulatory approval of a commercial scale manufacturing facility, we may not ever receive significant revenues from our product candidates. To the extent that we are not successful in commercializing our product candidates, our product revenues will suffer, we will incur significant additional losses and the price of our common stock will be negatively affected.

Our business could suffer if we cannot attract, retain and motivate skilled personnel.

Our success depends on our continued ability to attract, retain and motivate highly qualified personnel, including our current executive officers and other key employees. If such executive officers or other key employees were to leave and we were unable to obtain adequate replacements, our operating results could be adversely affected. In addition, our growth depends on our ability tot attract, retain and motivate skilled employees, and on the ability of our officer and key employees to manage growth successfully.

Risks Related to our Common Stock

We have a history of losses and no revenues, which raises substantial doubt about our ability to continue as a going concern.

From incorporation to September 30, 2007, we have incurred aggregate net losses of $61,500 from operations. We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of technology development, the demand for our products, the level of competition and general economic conditions.

Our company's operations will be subject to all risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of any significant operating history. No assurance can be given that we will be able to operate on a profitable basis.

Due to the nature of our business and the early stage of our development, our securities must be considered highly speculative. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon the successful development of our technology into commercial products, which is itself subject to numerous risk factors described herein.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flows until our products gain market acceptance sufficient to generate a commercially viable sustainable level of sales, and/or additional products are developed and commercially released and sales of such products enable us to operate in a profitable manner.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 1,500,000,000 shares of common stock, of which 60,348,000 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Because some of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgments and civil liabilities against our officers, directors, experts and agents.

Some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside of the United States. As a result, it may be difficult for investors to enforce any judgments obtained against our officers or directors within the United States, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

DESCRIPTION OF BUSINESS

Corporate Overview

We were incorporated in the State of Nevada on May 8, 2006 with authorized capital of 75,000,000 shares of common stock with a par value of $0.001 per share.

The address of our principal executive office is currently 3702 South Virginia Street #G12-401, Reno, NV 89502. Our telephone number is (775) 338-2598. Our facsimile number is (775) 201-1499.

Our common stock is quoted on the OTC Bulletin Board under the symbol "MBCI".

Since our incorporation, we had been in the process of establishing ourselves as a company in the business of developing a detergent for removing pesticides from fruits and vegetables. Because we were not successful in implementing our business plan, we considered various alternatives to ensure the viability and solvency of our company.

On November 26, 2007, we effected a 20-for-1 forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 1,500,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 2,550,000 shares of common stock to 51,000,000 shares of common stock.

Effective January 22, 2008, we completed a merger with our subsidiary, MabCure Inc., a Nevada corporation. As a result, we changed our name from "Smartec Holdings Inc." to "MabCure Inc.". On the same date, our trading symbol on Nasdaq's OTC Bulletin Board changed from "SMHN" to "MBCI".

On January 10, 2008, we entered into an asset purchase agreement with Indigoleaf Associates Ltd. (Indigoleaf) and Dr. Amnon Gonenne pursuant to which we agreed to purchase all of Indigoleaf's interest and rights to a proprietary technology for the rapid and efficient generation of monoclonal antibodies against desired antigens such as cancer markers, which such technology included, but was not limited to, the know-how, secrets, inventions, practices, methods, knowledge and data owned by Indigoleaf. We purchased this proprietary technology pursuant to an intellectual property transfer agreement and consummated the other transactions contemplated by the asset purchase agreement on July 7, 2008. In consideration for the purchase of the proprietary technology, we agreed to issue 25,638,400 restricted shares of our common stock to Indigoleaf and, in consideration for the services he is to provide us, we agreed to issue 6,409,600 restricted shares of our common stock to Dr. Gonenne.

Pursuant to the asset purchase agreement, we entered into employment agreements with Dr. Gonenne and Dr. Elisha Orr on July 7, 2008, under which Dr. Orr became employed as Chief Technology Officer of our company at an annual salary of $140,000 and Dr. Gonenne became employed as our chief executive officer at an annual salary calculated as 120% of the Dr. Orr's salary. Additionally, our directors appointed Dr. Gonenne, Steven Katz and Itshak Zivan to our board of directors.

Further pursuant to the asset purchase agreement, we closed a private placement consisting of 1,300,000 units of our securities at a price of $1.00 per unit for aggregate proceeds of $1,300,000 on July 7, 2008. One third of the shares and all of the warrants issued in the financing are being held in escrow pending completion of additional financing, pursuant to escrow agreements the terms of which are set out in the asset purchase agreement. Specifically, investors in the private placement are required to exercise warrants, on a pro rata basis, in the aggregate amount of at least $950,000 within 30 days after notice is received from our company regarding our achievement of a milestone related to the development of our MAb technology (but no earlier than 90 days following the closing of the asset purchase transaction referenced above), details of which are set out in section 17(b) of the asset purchase agreement. If, however, an investor defaults on its commitment to exercise the warrants upon our achievement of one of the milestones, all of its warrants held in escrow shall immediately expire and its shares held in escrow will be transferred to our company. If we achieve the milestone referenced above but do not raise the additional $950,000, we will issue an aggregate of 5,000,000 shares of our common stock to Dr. Gonenne and Indigoleaf for no consideration, or pro-rata less if we raise less than $950,000. Further, we will be able to pursue any additional remedies available to us for breach of the commitment to provide the financing. The funds, if any, raised from the additional financing are to be used for the development of our proprietary technology.

Our Current Business

With the completion of the asset purchase agreement to acquire the proprietary technology of Indigoleaf on July 7, 2008, we changed our business to the business of developing and commercializing our proprietary antibody technology for the early detection of cancer and for the creation of highly specific therapeutics, such as antibodies and novel drugs, against cancer.

Our platform proprietary hybridoma technology is capable of rapidly and efficiently generating large numbers of monoclonal antibodies (MAbs) against most antigens. The technology is particularly useful in generating MAbs against weak antigens, known as cancer markers or tumor specific antigens, such as those appearing on cancer cells. We intend to become a recognized leader in the development of highly specific monoclonal antibodies against cancer.

Our product development strategy is focussed on novel diagnostics for the early detection of cancer and the development of therapeutic agents for cancer treatment. Our initial focus is on the cancer diagnostic market, as the regulatory constraints are considerably less demanding than those for drug development. Our diagnostic MAbs should allow for the early detection of specific types of cancers while our imaging MAbs should allow for the visualization of cancerous tissues. We plan to develop our diagnostic and imaging MAbs through clinical studies and then license these MAbs to pharmaceutical companies for licensing fees and royalties. In the future, we intend to develop therapeutic MAbs for the effective treatment of cancer.

Principal Products

To date, we have generated highly specific, novel MAbs against three malignancies – melanoma, ovarian and prostate cancers. These MAbs show high specificity for their respective malignancies, as they recognize only the target cancer cell without interacting with any normal tissue or other cancers tested thus far.

(i)      Anti-Melanoma MAbs

We have produced five libraries (collections of different cells that produce different MAbs for the same target cells). Each library contains between 2,000 and 6,000 hybridomas, producing unique MAbs against melanoma tumors. We have screened these libraries and succeeded in identifying three antibodies, which are specific to surface antigens of melanomas and which recognize all tested melanoma tissue sections obtained from various melanoma patients. The specificity of the antibodies has been determined by the lack of their cross-reactivity with non-melanoma tissues and Nevi cells which are the predecessors of melanoma, using immune-histochemistry and indirect immunofluorescence microscopy. The antibodies bind to living melanoma cells, making them potentially powerful candidates for immunotherapy. We plan to continue the development of these MAbs as: (i) imaging agents to detect the metastasizing of melanoma to vital organs; and (ii) drugs to treat advanced melanoma. If these MAbs do not show direct cytotoxicity against melanoma cells, they could be chemically linked with toxic chemicals or toxins to be delivered to cancer cells.

(ii)     Anti-Prostate Cancer MAbs

We have been successful in preparing three hybridoma libraries producing anti-prostate MAbs. One library of 6,000 hybridomas was prepared from metastatic carcinoma cells, extracted and processed from paraffin-embedded material. Several antibodies of this library (two confirmed and three that have yet to be tested further) were found to be specific to surface antigens of prostate carcinomas and did not cross-react with any positive control, including normal prostate cells. We plan to continue the development of these MAbs as (i) diagnostic agents for the diagnosis of aggressive forms of prostate cancer in high risk populations, (ii) imaging agents to detect the metastasizing of prostate cancer and (iii) drugs to treat advanced prostate cancer – if these MAbs do not show direct cytotoxicity against prostate cancer cells, they could be chemically linked with a toxic chemical or toxin to be delivered to cancer cells.

(iii)    Anti-Ovarian Cancer MAbs

We have generated and screened several hybridoma libraries, which produce anti-ovarian cancer MAbs, and are made up of nearly 10,000 MAbs. Six thousand hybridomas have been screened, of which six were found to be highly specific to ovarian cancer. Some of the MAbs produced by these hybridomas were studied in a pilot clinical study, described below under "Research and Development" and three were found to detect the presence of ovarian cancer in the blood of all advanced cancer patients in the study. Further, the MAbs were found to be far more sensitive than the CA125 test, the only FDA-approved marker for recurrent ovarian cancer, as they correctly identified the presence of the disease in patients who were pronounced to be in remission post-chemotherapy. We plan to continue the development of these MAbs as: (i) diagnostic agents for the early detection of ovarian cancer in high risk populations; (ii) imaging agents to detect the metastasizing of ovarian cancer and (iii) drugs to treat advanced ovarian cancer – if these MAbs do not show direct cytotoxicity against ovarian cancer cells, they could be chemically linked with a toxic chemical or toxin to be delivered to cancer cells.

(iv)     Future Products

We plan to develop MAbs against other cancers such as colon and breast cancer to be used as diagnostic agents, imaging agents and drugs. According to the American Cancer Society, ovary, prostate, colon and breast cancers are more than 90% likely to be cured if diagnosed at an early stage.

The Market

There is an extensive market for cancer screening technology as the target population includes all individuals over the age of 50, which is equivalent to approximately 300 million people in the major markets of North America, Europe and Japan. However, because there are currently no effective FDA-approved tests on the market for cancer markers which are suitable for the early detection of cancer, there are no financial figures available for the cancer diagnostic market. CA-125, the only FDA-approved marker for recurrent ovarian cancer, has combined sales of approximately $80 million in the markets of the US, Europe and Japan.

The first MAb used clinically for the treatment of cancer was Rituxan (rituximab), which was launched in 1997. Since then, the sales level of this antibody has reached over $2.5 billion per year. In addition, Genentech's new MAb, Avastin, is estimated to reach an annual sales level of $4-6 billion. These sales levels demonstrate the great potential of an effective MAb against cancer. Not surprisingly, 17 other MAbs have since been approved for marketing, including seven that are prescribed for cancer. The success of these products, as well as the reduced cost and time to develop MAbs when compared with small molecules, has made MAb therapeutics the second largest category of drug candidates behind small molecules. Further, the specificity of antibodies when compared with small molecule therapeutics has provided antibody therapeutics with a major advantage in terms of improving efficacy and reducing toxicity. However, none of the anti-cancer antibodies on the market are truly specific to cancer markers and are associated with side effects. For cancer alone, there are currently more than 270 industry antibody R&D projects with more than 50 companies involved in developing new cancer-antibody therapeutics. Consequently, MAbs are poised to become a major player in the treatment of cancer.

Intellectual Property

We have developed a propriety platform technology to generate MAbs against poorly immunogenic molecular targets. The technology is based on improvement of the non-proprietary, classic hybridoma technology for the production of antibodies in animals. We have developed two novel technological features:

(a)	a method for preserving cell surface antigens in their native conformation; and

(b)	a method for improved immunizations of animals for generating large numbers of antibody- producing lymphocytes in a relatively short time, to be used for the production of hybridomas.

Using this technological platform, we have been able to generate our highly specific MAbs. While the technology is novel and patentable, it is difficult to enforce a patent protection since the products created by the technology, our MAbs, have no "finger prints" that could link them to the technology. Therefore, our intellectual property strategy is to patent only the antibody products (i.e. the hybridoma libraries or clones, individual MAbs and antibody modifications, such as immunotoxins and humanization), newly discovered antigens (i.e. novel cancer markers) and the use of antibodies and antigens in screenings, imaging and immunotherapy. We plan to file our first patents during the first year of operation on the melanoma MAbs and their corresponding antigens once they have been fully identified and sequenced.

Government Regulation

(i)      Food and Drug Administration (FDA) Regulation

We intend to retain control over the entire process of clinical development, validation and positioning of our products, as well as the obtaining of US regulatory approval through the FDA and a European CE mark.

"Home brew" type diagnostic tests are performed in the United States without obtaining FDA approval, provided that they are performed by an FDA-certified laboratory under the CLIA regulation. Major laboratories, such as LabCorp in Burlington, North Carolina, and Quest Diagnostics in Teterboro, New Jersey, offer a large number of such tests. However, the FDA has recently taken the position that the new generation of diagnostics based on proteomics or genomics technologies should be regulated as devices under pre-marketing approval (PMA). This ruling has affected a significant number of companies, including LabCorp which was recently barred from launching the Correlogic Inc. ovarian cancer test pending PMA approval.

MabCure diagnostic tests are not based on proteomics or genomics concepts but on direct recognition of cancer antigens by our MAbs. We intend to seek FDA approval for our MAbs as diagnostic agents under 510K or the PMA category. This will not only expand the marketability of our products to hospitals around the world, but is also likely to increase cooperation from the medical community and increase the likelihood of reimbursement from insurance providers. It is not yet clear whether our diagnostics for cancer will be regulated under 510k or PMA. This will be determined only after the data from our planned pilot study is discussed with the FDA.

(ii)     Orphan Drug Status

The Orphan Drug Act provides an incentive for drug manufacturers to develop and market drugs, known as orphan drugs, for the diagnosis, treatment or prevention of rare diseases or conditions affecting less than 200,000 people in the U.S. per year. If granted by the FDA, orphan drug status provides (i) a six year period of market exclusivity; (ii) tax incentives for up to 50% of clinical development costs; and (iii) a waiver of fees required for FDA filings and registrations. In order to benefit from the provisions of the Act, we plan to develop our ovarian cancer MAbs under the Act with respect to both diagnosis and treatment of the disease. Likewise, our melanoma MAbs will qualify for orphan status for the treatment of the disease.

Competition

The principal competitive factors in the cancer testing market include: early and late stage effectiveness; high sensitivity; high specificity; non-invasiveness; price and cost-effectiveness; and an effective marketing organization.

We are not aware of any FDA-approved blood tests which compete with our two leading MAbs for the diagnosis of ovarian and prostate cancers or with our planned MAbs for colorectal and breast cancers.

A potential competitor for ovarian cancer diagnosis is a proteomic test "OvaCheck" developed by Correlogic System, Inc. (Bethesda, Md.) in 2002. According to that company, the test correctly diagnosed ovarian cancer in a study of 50 patients and 66 healthy women, by comparing patterns of proteins in the blood between the groups. The study claimed no false positives and only a few false negatives. Correlogic has licensed the proteomic cancer test technology to LabCorp in Burlington, North Carolina and Quest Diagnostics in Teterboro, New Jersey. "Home brew" diagnostic testing conducted by federally certified labs, such as LabCorp and Quest, does not generally require FDA approval. However, in 2004, the FDA told Correlogic Systems Inc., and its licensee, LabCorp, that it could not proceed with the planned 2005 launch of its OvaCheck test for the detection of ovarian cancer, pending pre-market approval (PMA).

Further, there are a number of companies attempting to develop DNA-based genomics or proteomic diagnostic tests. However, we believe that these statistical pattern-based tests are inherently susceptible to errors, are time consuming, require technical expertise for both performance and analyses and are relatively expensive. Therefore, our ovarian cancer diagnostic test will have a clear advantage, as it is expected to be fast, simple, competitive in price and highly specific because the MAbs identify specific molecular targets which appear only on cancer cells.

Research and Development

We have developed a multi-stage, progressive research and development program for the next three years:

(i)      The Diagnostic Antibody Program

We aim to develop highly specific tests for the early diagnosis of four cancers – ovarian, prostate, breast and colon. The primary R&D goal during our first year will be the initiation of the anti-ovarian cancer program leading to a pilot clinical study. The MAbs showing the greatest specificity will be used in a subsequent retrospective pivotal clinical study. The study is defined as "retrospective" because it will use sera samples previously obtained from cancer patients and stored frozen in tissue banks. The exact scope and design of the study required to obtain FDA approval will be determined in consultation with the Office of In Vitro Diagnosis (OIVD) of the FDA. It is assumed that the study will be multi-centered and will require approximately 500 clinical specimens of frozen sera. This will be followed by the anti-prostate cancer program with the objective of leading to a pilot clinical study at the beginning of the following year. At the same time, we plan to initiate the anti-breast cancer and colorectal cancer programs, with the objective of creating novel MAbs against these cancers. The clinical development of the latter MAbs is targeted for initiation during the second year and continuing into the third year.

(ii)      The Cancer Markers Discovery Program

We aim to identify and sequence those antigens, or cancer markers, which are recognized by our novel MAbs. The first antigens to be studied will be the melanoma-specific cancer markers by use of our anti-melanoma MAbs. The study will be initiated during the first year and the identified markers, along with their respective antibodies, will be patented. The discovery program will continue during the second year, with the goal of identifying the anti-prostate cancer and anti-ovarian cancer specific antigens. If novel antibodies are successfully generated during the first year against breast cancer and colon cancer, their respective antigens will be studied during the second and third years.

(iii)    The Cancer Imaging Program

We aim to explore the utility of our cancer-specific MAbs for the visualization in vivo of tumors that have metastasized. The program will be initiated during the second year using the anti-melanoma MAbs, which will be studies in "nude mice" grafted with human melanomas. The MAbs showing the greatest imaging potential may become a candidate for evaluations in humans under and FDA investigational new drug application. This may be developed jointly with a strategic partner.

(iv)     The Cancer Immunotherapy Program

We aim to evaluate the therapeutic potential of our cancer-specific MAbs. This program will commence during our second year of operation, during which preclinical studies using the anti-melanoma MAbs will be conducted, first in tissue culture and subsequently in "nude mice" grafted with human melanomas. Once the model is calibrated, the remaining anti-cancer MAbs in our arsenal will be screened for their therapeutic potential in pre-clinical studies. If significant efficacy is demonstrated, we will consider progressing into phase I/II studies alone or with a strategic partner.

Sales and Marketing

(i)       Cancer Screening and Diagnostics

Our two leading products, ovarian and prostate cancer screening tests, target a population of up to 300 million people in major market areas such as the United States, Europe and Japan. These huge markets require an in vitro diagnostics (IVD) platform capable of processing large sample numbers, a significant installed base and a sales and marketing force to reach general practitioners and local clinical diagnostic laboratories.

Our business model for addressing these markets is based on partnering with major global diagnostics companies. In these strategic partnerships, we will develop the cancer-specific MAbs, as well as their assays and demonstrate their clinical utility, while our partners will market them directly to clinical laboratories and/or turn them into in vitro diagnostic (IVD) test kits and commercialize them. We expect to generate revenues based on upfront fees, milestone payments during product development, and royalties on our partners' sales once the products are in the market.

We may pursue the placement of our assays in centralized reference laboratories to give patients and opinion leaders access before market launch as in vitro (IVD) diagnostics test kits. We expect to obtain a European CE mark for our first product within one year of starting our clinical studies, followed by a market launch in Europe. We expect to receive market approval by the FDA approximately one year after obtaining the European CE mark. Commercial Sales in the United States are expected to commence soon after.

Our cancer specialty diagnostics are initially intended for individuals at high risk of developing cancer or who are experiencing cancer recurrence, as well as for patients newly diagnosed with cancer. Sales and marketing will target oncologists, pathologists and centralized laboratories. These specialty markets are characterized by high medical need, premium pricing and high margins. We will offer the test assay through partners' centralized reference laboratories or by selling in vitro (IVD) diagnosis tests directly to customers and distributors. We intend to retain control over the entire process of clinical development, validation and positioning of these products, as well as of obtaining the requisite regulatory approvals. Although we will act as the legal test kit manufacturer, large scale production of the cancer specialty diagnostic tests will be outsourced to manufacturers with Good Manufacturing Practice (GMP) accreditation from the FDA.

(ii)     Cancer Imaging and Immunotherapy

Our imaging agents and immunotherapeutics candidates for melanoma, ovarian and prostate cancers await preclinical and clinical development. Those which demonstrate clinical utility will be licensed to major strategic partners for marketing. We aim to develop our products to meet the highest possible regulatory level, phase II clinical trials, in order to increase their intrinsic value and to attain higher licensing fees, milestone payments and royalty streams from strategic partners.

Employees

We currently have two full-time employed officers. Dr. Amnon Gonenne, Ph.D., is our President and Chief Executive Officer, Dr. Eli Orr, Ph.D. is an Executive Vice-President and our Chief Technology Officer. They have more than forty years combined experience in R&D and business development in the biotechnology field. Martin Bajic, a part-time employee, is our Chief Financial Officer.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following discussion should be read in conjunction with our financial statements and the related notes included herein. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this report, particularly in the section entitled "Risk Factors".

Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

We were incorporated in the State of Nevada on May 8, 2006. Since our incorporation, we had been in the process of establishing ourselves as a company in the business of developing a detergent for removing pesticides from fruits and vegetables. Because we were not successful in implementing our business plan, we considered various alternatives to ensure the viability and solvency of our company.

On January 10, 2008, we entered into an asset purchase agreement with Indigoleaf Associates Ltd., or Indigoleaf, and Dr. Amnon Gonenne pursuant to which we agreed to purchase all of Indigoleaf's interest and rights to a proprietary technology for the rapid and efficient generation of monoclonal antibodies against desired antigens such as cancer markers, including, but not limited to, the know-how, secrets, inventions, practices, methods, knowledge and data owned by Indigoleaf. We purchased this proprietary technology pursuant to an intellectual property transfer agreement and consummated the other transactions contemplated by the asset purchase agreement on July 7, 2008. In consideration for the purchase of the proprietary technology, we agreed to issue 25,638,400 shares of our common stock to Indigoleaf and, in consideration for the services he is to provide us, we agreed to issue 6,409600 shares of our common stock to Dr. Gonenne.

Furthermore, pursuant to the asset purchase agreement, our directors appointed Dr. Gonenne, Steven Katz and Itshak Zivan to our board of directors.

Over the next twelve months we plan to:

  initiate our anti-ovarian cancer program with the intention of progressing to a pilot clinical study;

  initiate our anti-prostate cancer program with the objective of leading to a pilot clinical study at the beginning of the following year;

  initiate the anti-breast cancer and colorectal cancer programs, with the objective of creating novel MAbs against these cancers;

  identify and sequence those antigens, or cancer markers, which are recognized by our novel MAbs. The first antigens to be studied will be the melanoma-specific cancer markers through the application of our anti-melanoma MAbs; and

  explore the utility of our cancer-specific MAbs for the visualization in vivo of tumors that have metastasized.

Results of Operations

We have not had revenue from inception. Furthermore, because of the closing of the transactions contemplated under the asset purchase agreement to acquire the proprietary technology of Indigoleaf Associates Ltd. on July 7, 2008, we do not believe that the results of operations from previous periods are material and as such have not included these results in this current report.

Liquidity and Capital Resources

As of September 30, 2007, we had cash of $Nil and a working capital deficit of $2000. As of December 31, 2006, we had cash of $45,000 and working capital of $51,000. As of the date of July 7, 2008, our cash balance is approximately $1,148,024.20. Cash on hand is currently our only source of liquidity. We have not generated any revenues from inception. The ability of our company to meet our financial liabilities and commitments is primarily dependent upon the financial support of shareholders, the continued issuance of equity to new shareholders, and our ability to achieve and maintain profitable operations.

We expect that the initial investment of $1,300,000 together with the anticipated additional financing of $950,000 as discussed above, will suffice to meet our short-term needs over the next twelve month period. We currently estimate that we will require an additional $2,000,000 to 2,500,000 to fund our operations for the subsequent 12 to 24 month period. There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Recent Private Placements

On June 27, 2008, we closed a private placement consisting of 1,300,000 units of our securities at a price of $1.00 per unit, for aggregate proceeds of $1,300,000. Each unit consists of (i) one common share, (ii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of one year from the closing of the asset purchase transaction, at an exercise price of $1.25 per common share; and (iii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of two years from the closing of the asset purchase transaction, at an exercise price of $1.25 per common share. One third of the shares and all of the warrants issued in this financing are being held in escrow pending completion of additional financing, pursuant to escrow agreements the terms of which are set out in the asset purchase agreement.

Specifically, pursuant to the asset purchase agreement, we undertook to use reasonable efforts to raise an additional amount of $950,000, either through the exercise of warrants issued in connection with the financing or through an alternative financing arrangement, within eight months from the date on which we move into our research facility. Investors in the private placement are required to exercise warrants, on a pro rata basis, in the aggregate amount of at least $950,000 within 30 days after notice is received from our company regarding our achievement of a milestone related to the development of our MAb technology (but no earlier than 90 days following the closing of the asset purchase transaction referenced above), details of which are set out in section 17(b) of the asset purchase agreement. If, however, an investor defaults on its commitment to exercise the warrants upon our achievement of one of the milestones, all of its warrants held in escrow shall immediately expire and its shares held in escrow will be transferred to our company. If we achieve the milestone referenced above but do not raise the additional $950,000, we will issue an aggregate of 5,000,000 shares of our common stock to Dr. Gonenne and Indigoleaf for no consideration, or pro-rata less if we raise less than $950,000. Further, we will be able to pursue any additional remedies available to us for breach of the commitment to provide the financing. The funds, if any, raised from the additional financing are to be used for the development of our proprietary technology.

Results of Operations

From January 1, 2007 to September 30, 2007, we incurred a loss of $57,500 which consisted of accounting, auditing and legal fees of $53,000 and management fees of $4,500. From May 8, 2006, our date of inception, to December 31, 2006, we incurred a loss of $4,000 which consisted of $4,000 of management fees.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

DESCRIPTION OF PROPERTY

Our principal office is located at 3702 South Virginia Street, #G12-401, Reno, NV 89502-6030. We believe that the condition of our leased property is satisfactory, suitable and adequate for our current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of July 7, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Indigoleaf Associates Ltd.(3) Unit 6 – The Court Yard Gaulby Lane, Stoughton Leicester, United Kingdom LE2 2FL	Common Stock	25,638,400 (4)	42.48%
Dr. Amnon Gonenne (5) Unit 6 – The Court Yard Gaulby Lane, Stoughton Leicester, United Kingdom LE2 2FL	Common Stock	6,409,600 (6)	10.62%
Directors and Executive Officers as a Group	Common Stock	32,048,000	53.16%

Notes:

(1)

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Based on 60,348,000 shares of common stock issued and outstanding as of July 7, 2008.

(3)	Dr. Elisha Orr, our Chief Technology Officer, is the sole shareholder of Indigoleaf Associates Ltd.

(4)

We issued 25,638,400 restricted common shares to Indigoleaf Associates Ltd. pursuant to the asset purchase agreement dated January 10, 2008, subject to escrow and other conditions. All of these shares will be held in escrow for a period of two years from the date of July 7, 2008, and may not be sold, pledged or optioned during this time. At the end of the two year period, 30% of the shares may be released to Indigoleaf without our prior consent. However, 70% of Indigoleaf's shares must be held in escrow for an additional year to secure against its intellectual property representations under the asset purchase agreement.

(5)	Dr. Gonenne is our President, Chief Executive Officer and a director.

(6)

We issued 6,409,600 restricted common shares to Dr. Gonenne pursuant to an employment agreement dated July 7, 2008, subject to escrow and other conditions. All of these shares will be held in escrow for a period of two years from the date of July 7, 2008, and may not be sold, pledged or optioned during this period. The escrow agreement with Dr. Gonenne further provides that we have the right to receive, for no consideration, up to 75% of the shares issued to Dr. Gonenne, equivalent to 4,807,200 common shares, with such right expiring in connection to 1,602,400 shares of common stock every six months, starting July 7, 2008. Our right to receive any shares of Dr. Gonenne held in escrow expires if he continues to be employed by MabCure for a continuous period of 18 months from July 7, 2008. If the employment agreement is terminated before the end of the 18 months, then we may exercise our right to receive shares of Dr. Gonenne provided that we will not be able to exercise such right for a pro rata amount, calculated as a percentage of the completed amount of the 18 months to the end of the most recently completed six-month interval. At the end of the two years, all of Dr. Gonenne's shares, then in escrow and for which we do not have a right to receive, shall be released to Dr. Gonenne and any other shares shall be delivered to our transfer agent for cancellation and return to treasury.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Dr. Amnon Gonenne	President, Chief Executive Officer and Director	64	July 7, 2008
Itshak Zivan	Director	56	July 7, 2008
Steven Katz	Director	60	July 7, 2008
Dr. Elisha Orr	Executive Vice-President and Chief Technology Officer	63	July 7, 2008
Martin Bajic	Chief Financial Officer	31	March 19, 2008

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Dr. Amnon Gonenne, President, Chief Executive Officer and Director

Dr. Gonenne has more than twenty years experience in the biotechnology field. He has held a number of top executive positions including positions in regulatory affairs, supervision of international clinical trials, serving as Vice-President of Corporate Development for Biotechnology General Corp. in New York and serving as Chief Executive Officer of Immunotherapy Inc., also in New York. He has played a significant role in the successful registration and licensing of several genetically engineered products in the United States, Israel and Japan. Between the years 2000 and 2002, he served as Chief Executive Officer of a venture capital fund, Elscint Biomedical Investment (Israel), which made major investments in Gamida Cell Ltd. (Israel), a leading, world-class, stem cell company.

Dr. Gonenne received his doctorate degree from Syracuse University and completed his post-doctorate training at the University of California, San Diego Medical School.

Itshak Zivan, Director

Mr. Zivan is the founder, director and former Chief Executive Officer of Zivtex Ltd. (UK), a position he held from 1992 to 2007. He is a computer engineer with more than twenty years experience in business development and management. He has served as Deputy Managing Director of Pex Ltd. (UK) and member of the board and managing director of Delta Textiles (Israel).

Mr. Zivan received his Bachelors of Science - Engineering degree in computer science from the Israel Institute of Technology (Technion).

Mr. Steven Katz, Director

Mr. Katz is the President of Steven Katz & Associates, Inc., a health care and technology based management consulting firm, specializing in strategic planning, corporate development, new product planning, technology licensing, and the structuring and securing of various forms of financing. He has served as President since 1982.

From January, 2000 to October, 2001, Mr. Katz was also President, Chief Operating Officer and a director of Senesco Technologies, Inc., an American Stock Exchange listed company engaged in the identification and development of proprietary gene technology with application to human, animal and plant systems. From 1983 to

1984, he was a co-founder and Executive Vice-President of S.K.Y. Polymers, Inc., a bio-materials company. Prior to this, Mr. Katz was Vice-President and General Manager of a non-banking division of Citicorp. Form 1976 to 1981, he held various senior management positions at National Patent Development Corporation, including serving as Nresident of three subsidiaries.

Mr. Katz also held positions with Revlon, Inc., in 1975, and Price Waterhouse & Co., from 1969 to 1974. He received a Bachelors of Business Administration degree in accounting from the City College of New York in 1969. He is presently a member of the board of directors of a number of publicly-held corporations and several private companies, including USA Technologies, Inc., a Nasdaq listed company, Health Systems Solutions, Inc., an OTC Bulletin Board quoted company, and GammaCan International, Inc., an OTC Bulletin Board quoted company.

Dr. Elisha Orr, Executive Vice-President and Chief Technology Officer

Dr. Orr is the developer of the MabCure technology and our novel MAbs. He has been serving as a senior research scientist at the University of Leicester, Department of Genetics, for the past thirty years. He has received awards from several institutions, among them the Wellcome Trust Personal Chair award for five years in 1987, the Royal Society (UK) award for a visiting professorship in Israel in 1994, a European Union award for a visiting professorship in Israel in 1998 and several long and short term awards from the European Molecular Biology Organization (EMBO). Dr. Orr has been a visiting professor at Tel Aviv University since 2006.

Among his scientific accomplishments is the discovery, characterization and cloning of a number of enzymes, proteins and genes (e.g. bacterial DNA gyrase, yeast non-muscle heavy chain myosin and bacterial genes involved in the production of antibiotics.

Martin Bajic, Chief Financial Officer

Mr. Bajic obtained his Canadian Chartered Accountant designation in 2004. From 1999 to 2007, Mr. Bajic worked at a medium-sized accounting firm providing auditing services to public reporting entities. Mr. Bajic currently provides independent accounting and consulting services to public and private companies to assist with financial statement and public reporting disclosure requirements.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Executive Compensation

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2007; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2007, who we will collectively refer to as the named executive officers, of our company from the date of our incorporation on May 8, 2006 to December 31, 2007, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Yapp Moi Lee, President, Treasurer, Principal Financial Officer and Secretary (1)	2007 2006	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Note:

(1)

Yapp Moi Lee resigned as our principal financial officer on March 19, 2008 and was replaced by Martin Bajic. Mr. Lee resigned as President, Treasurer, and Secretary on July 7, 2008 when Dr. Amnon Gonenne was appointed our President, Chief Executive Officer and director pursuant to the asset purchase agreement.

Employment Contracts and Termination of Employment Agreements

As of July 7, 2008, we entered into an employment agreement with Dr. Elisha Orr, pursuant to which Dr. Orr serves as our Executive Vice-President and Chief Technology Officer. In consideration for his services, we pay him an annual salary of $140,000 per year, plus such benefits and bonuses as are set out in his employment agreement and all reasonable traveling and other expenses incurred by him in connection with his duties to us. Additionally, our board of directors shall make the necessary adjustments to such base salary as may be necessary to compensate for increases in the cost of living in the jurisdiction where our research facility shall be located. The term of the agreement is for an indefinite period and may be terminated with or without cause, according to the terms of the agreement.

As of July 7, 2008, we entered into an employment agreement with Dr. Amnon Gonenne, pursuant to which Dr. Gonenne serves as our President and Chief Executive Officer. In consideration for his services, we pay him a salary calculated as 120% of that paid to Dr. Orr, plus such benefits and bonuses as are set out in his employment agreement. The term of the agreement is for an indefinite period and may be terminated with or without cause, according to the terms of the agreement.

There are currently no arrangements or plans in which we provide pension, retirement or similar benefits for our directors and officers; however our board of directors may approve any such plan at any time in their discretion, in which case Dr. Orr and Dr. Gonenne will participate in such plans. We currently do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or officers, except that we have agreed that each of Dr. Orr and Dr. Gonenne are eligible to receive an annual discretionary bonus and that stock options may be granted at the discretion of our board in the future.

We have no plans or arrangements in respect of remuneration received or that may be received by the officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change or control) or a change of responsibilities following a change of control.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

Our company did not grant any options or stock appreciation rights during our fiscal year ended December 31, 2007.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during our fiscal year ended December 31, 2007 by any officer or director of our company.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director during our fiscal year ended December 31, 2007.

We have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Compensation Committee Interlocks and Inside Participation

Our company does not have, and did not have during our last completed fiscal year, a compensation committee or other board committee performing similar functions. Furthermore, no compensation was paid, during our last completed fiscal year, to an executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of the fiscal year preceding the last fiscal year and except as disclosed below, none of the following persons has had any direct or indirect material interest in any transaction to which our company was or is a party, or in any proposed transaction to which our company proposes to be a party:

(a)	any director or officer of our company;

(b)	any proposed director of officer of our company;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(d)	any member of the immediate family of any of the foregoing persons (including a spouse, parents, children, siblings, and in-laws).

Dr. Amnon Gonenne is not an independent director of the company as he is an executive officer. Mr. Itshak Zivan and Mr. Steven Katz are independent directors. The determination of independence of directors has been made using the definition of "independent director" contained under Nasdaq Marketplace Rule 4200(a)(15).

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock were initially approved for quotation on the OTC Bulletin Board under the symbol "SMHN" on November 26, 2007. Effective January 22, 2008, our trading symbol changed from "SMHN" to "MBCI", in connection with a change of name from "Smartec Holdings Inc." to "MabCure Inc.". Trading in our common stock has occurred on a relatively inconsistent basis and the volume of shares traded has been limited.

The following table shows the high and low reported bid prices per share for our common stock for the quarter ended March 31, 2008, which was the first quarter in which there has been an established public trading market for our common stock. The bid prices represent quotations by dealers without adjustments for retail mark-ups, mark-downs or commissions and may not represent actual transactions. Investors should not rely on historical prices of our common stock as an indication of its future price performance. The last sale price of our common stock on May 12, 2008, was $1.03 per share.

2008	Low	High
First Quarter	$0.90	$1.50

Holders of our Common Stock

Our common shares are issued in registered form. The transfer agent and registrar of our common stock is the Nevada Agency and Trust Company, located at 50 West Liberty Street, Suite 880, Reno, NV 89501; telephone: (775) 322-0626; fax: (775) 322-5623. As of July 7, 2008, there were 60,348,000 shares of our common stock issued and outstanding, held by 8 shareholders of record.

Dividends

Since our inception, we have not paid dividends on our common stock and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans in place.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 1,500,000,000 shares of our common stock with a par value of $0.001 per share and 25,000,000 shares of our preferred stock with $0.001 par value.

No holders of shares of our capital stock are entitled to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities which we may be authorized to issue. Our capital stock may be issued and sold for such consideration as may be fixed by our board of directors, provided that the consideration so fixed is not less than par value.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

Common Stock

As at July 7, 2008, there were 60,348,000 shares of our common stock issued and outstanding, held by 8 shareholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and they do not have cumulative voting rights.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock with $0.001 par value. Our board of directors is authorized to issue preferred stock and to fix the consideration and preferences of the preferred stock. The preferred stock does not have any voting power. At the present time, no rights, preferences or limitations have been established for our preferred stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our articles of incorporation provide that we will indemnify and hold harmless each present and future director, officer, employee or agent of the company who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the company, by reason of the fact that he is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful to the fullest extent legally permissible under the Nevada corporation law against all expenses reasonably incurred or suffered by him in connection therewith.

Our articles of incorporation further provide that we may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

On July 1, 2007, we were informed by Ronald N. Silberstein, CPA, PLLC, our independent registered public accounting firm, that Ronald N. Silberstein had consummated a merger with Maddox Unger, PLLC, with the name of the post-merger firm being Maddox Ungar Silberstein, PLLC. As a result of this merger, Ronald N. Silberstein resigned as our independent registered auditor and we engaged Maddox Ungar Silberstein as our new independent registered auditor effective July 1, 2007.

Ronald N. Silberstein's audit report on our financial statements for the last quarter prior to the change in auditor, ending March 31, 2007, contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on our financial statements for the period from inception to March 31, 2007 contained an uncertainty about our ability to continue as a going concern.

From the period of inception to March 31, 2007, and through the interim period up to July 1, 2007, prior to the change in auditor, there were no disagreements with Ronald N. Silberstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ronald N. Silberstein would have caused them to make reference thereto in their report on the financial statements for such periods.

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

On July 7, 2008, we issued 25,638,400 restricted shares of our common stock to Indigoleaf Associates Ltd. in consideration for all of Indigoleaf's interest and rights in certain proprietary technology set out in the asset purchase agreement dated July 7, 2008 and 6,409,600 restricted shares of our common stock to Dr. Amnon Gonenne in consideration for the provision of executive services pursuant to an employment agreement dated July 7, 2008. Indigoleaf and Dr. Gonenne are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and the shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On June 27, 2008, we closed a private placement consisting of 1,300,000 units of our securities at a price of $1.00 per unit, for aggregate proceeds of $1,300,000. Each unit consists of (i) one common share, (ii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of one year from the closing of the asset purchase transaction, at an exercise price of $1.25 per common share; and (iii) one share purchase warrant entitling the holder thereof to purchase one common share for a period of two years from the closing of the asset purchase transaction, at an exercise price of $1.25 per common share.

We issued the units to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Upon closing of the transactions contemplated by the asset purchase agreement on July 7, 2008, we issued 25,638,400 shares of our common stock to Indigoleaf Associates Ltd. in consideration for the acquisition of all of Indigoleaf's rights and interest in the proprietary technology described in the asset purchase agreement. We also issued 6,409,600 shares to Dr. Gonenne in consideration for executive services to be provided pursuant to the employment agreement between our company and Dr. Gonenne dated July 7, 2008.

As of July 7, 2008, Indigoleaf and Dr. Gonenne own 42.48% and 10.62%, respectively, of the issued and outstanding shares of our common stock.

In connection with the closing of the transactions contemplated by the asset purchase agreement, it was agreed that one nominee of each of Indigoleaf Associates Ltd. and Dr. Amnon Gonenne would be appointed to our board of directors, and such directors would constitute a majority of the board of directors. As of July 7, 2008, Yapp Moi Lee resigned as director and Dr. Gonenne, Steven Katz and Itshak Zivan were appointed to our board of directors.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 19, 2008, Yapp Moi Lee resigned as chief financial officer and Martin Bajic was appointed chief financial officer of our company in Mr. Lee's place.

On July 7, 2008, in connection with the closing of the transactions contemplated under the asset purchase agreement, Yapp Moi Lee resigned as director, President, Treasurer and Secretary of our company and Pua Soo Siang resigned as director and Chief Technology Officer. At the same time, Dr. Amnon Gonenne was appointed President, Chief Executive Officer and director pursuant to an employment agreement dated July 7, 2008. The employment agreement contemplates that Dr. Gonenne shall be employed on a full-time basis and shall be entitled to an annual base salary in the amount of 120% of the salary of Dr. Eli Orr from time to time, plus such benefits and bonuses as are set out in his employment agreement.

By employment agreement dated July 7, 2008, and as contemplated in the asset purchase agreement, Dr. Eli Orr was appointed Executive Vice-President and Chief Technology Officer. He is to be employed on a full-time basis, with an annual base salary in the amount of $140,000, plus such benefits and bonuses as are set out in his employment agreement, provided however, that our board of directors shall make the necessary adjustments to such base salary as may be necessary to compensate for increases in the cost of living in the jurisdiction where our research facility shall be located.

Further, in connection with the closing of the transactions contemplated by the asset purchase agreement, it was agreed that one nominee of each of Indigoleaf Associates Ltd. and Dr. Amnon Gonenne would be appointed to our board of directors, and such directors would constitute a majority of the board of directors. As of July 7, 2008, upon Yapp Moi Lee's resignation as director, Dr. Gonenne, Steven Katz and Itshak Zivan were appointed to our board of directors.

Descriptions of Dr. Gonenne's, Dr. Orr's, Mr. Katz' and Mr. Zivan's business experience over the past five years can be found in the section entitled "Directors and Executive Officers, Promoters and Control Persons".

ITEM 5.06 – CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the transactions contemplated under the asset purchase Agreement to acquire the proprietary technology of Indigoleaf Associates Ltd. on July 7, 2008, our company has ceased to be a shell company as defined in Rule 12b-2 of the Exchange Act. Please refer to Item 2.01 of this current report for a detailed description of the asset purchase agreement and the business of our company following the closing date.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

(3)	Articles of Incorporation and By-laws

3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form SB-2 filed on March 8, 2007)

3.2	By-laws (incorporated by reference from our registration on Form SB-2 filed on March 8, 2007)

3.3	Certificate of Change filed with the Secretary of State of Nevada on November 8, 2007 (incorporated by reference from our current report on Form 8-K filed on December 11, 2007)

3.4	Certificate of Correction filed with the Secretary of State of Nevada on November 21, 2007 (incorporated by reference from our current report on Form 8-K filed on December 11, 2007)

3.5	Articles of Merger filed with the Secretary of State of Nevada on January 16, 2008 (incorporated by reference from our current report on Form 8-K filed on January 25, 2008)

(10)	Material Contracts

10.1*	Asset Purchase Agreement dated January 10, 2008 with Indigoleaf Associates Ltd. and Dr. Amnon Gonenne

10.2*	Intellectual Property Assignment Agreement made effective July 7, 2008 with Indigoleaf Associates Ltd.

Exhibit No.	Description

10.3*	Form of Subscription Agreement

10.4*	Form of Escrow Agreement for unit subscribers

10.5*	Escrow Agreement dated July 7, 2008 with Dr. Amnon Gonenne

10.6*	Escrow Agreement dated July 7, 2008 with Indigoleaf Associates Ltd.

10.7*	Employment Agreement dated July 7, 2008 with Dr. Amnon Gonenne

10.8*	Employment Agreement dated July 7, 2008 with Dr. Elisha Orr

(99)	Additional Exhibits

99.1 *	News Release dated July 7, 2008

___________________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.

/s/ Amnon Gonenne
____________________________________________________
Amnon Gonenne
President and Chief Executive Officer

Date: July 10, 2008